FUND ACCOUNTING AND SERVICING AGREEMENT


      AGREEMENT made as of this 2nd day of January, 1996, between EXCELSIOR INSTITUTIONAL TRUST, a Delaware business trust (the "Fund") and FEDERATED SERVICES COMPANY, a Delaware business trust ( "FSC").

      WHEREAS, the Fund, an open-end management investment company registered under the Investment Company Act of 1940 (the "1940 Act"), desires to engage FSC, subject to the direction and control of the Board of the Fund, to provide certain fund accounting services and related services with respect to the Bond Index Fund, a series thereof, and FSC and has indicated its willingness to so act, subject to the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

      1. FSC Appointed. The Fund hereby appoints FSC to provide the services as hereinafter described and FSC agrees to act as such upon the terms and conditions hereinafter set forth.

     2. Definitions. Whenever used herein, the terms listed below will have the following meaning:

          2.1 Authorized Person. Authorized Person will mean any of the persons duly authorized to give Proper Instructions or otherwise act on behalf of the Fund by appropriate resolution of its Board, and set forth in a certificate of the Secretary or Assistant Secretary of the Fund.

          2.2 Board. Board will mean the Board of Directors or the Board of Trustees of the Fund, as the case may be.

          2.3 Portfolio Security. Portfolio Security will mean any security owned by the Fund.

          2.4  Officers'   Certificate.   Officers'  Certificate  will  mean,
unless otherwise indicated, any request, direction, instruction, or certification in writing signed by any two Authorized Persons of the Fund.

          2.5 Proper Instructions. Proper Instructions shall mean instructions regarding the services to be provided hereunder, which may be continuing instructions, given by an Authorized Person as shall have been designated in an Officers' Certificate, such instructions to be given in such form and manner as FSC and the Fund shall agree upon from time to time. Oral instructions will be considered Proper Instructions if FSC reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be promptly confirmed in writing. FSC shall act upon and comply with any subsequent Proper Instruction which modifies a prior instruction and the sole obligation of FSC with respect to any follow-up or confirmatory instruction shall be to make reasonable efforts to detect any discrepancy between the original instruction and such confirmation and to report such discrepancy to the Fund. The Fund shall be responsible, at the Fund's expense, for taking any action, including any reprocessing, necessary to correct any such discrepancy or error, and to the extent such action requires FSC to act the Fund shall give FSC specific Proper Instructions as to the action required. Upon receipt of an Officers' Certificate as to the authorization by the Board accompanied by a detailed description of procedures approved by the Fund, Proper Instructions may include communication effected directly between electro-mechanical or electronic devices provided that the Board and FSC are satisfied that such procedures afford adequate safeguards for the Fund's assets.

      3. Maintenance of Records. The books and records of FSC pertaining to its actions under this Agreement and reports by FSC or its independent accountants concerning its accounting systems and internal accounting controls will be open to inspection and audit at reasonable times by officers of or auditors employed by the Fund and will be preserved by FSC in the manner and in accordance with the applicable rules and regulations under the 1940 Act. FSC further agrees that all such records which it maintains for the Bond Index Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request.

      4.  Services Provided.

          4.1 Fund Evaluation. FSC shall compute and, unless otherwise directed by the Board, determine as of the close of regular trading on the New York Stock Exchange on each day on which said Exchange is open for unrestricted trading and as of such other hours, if any, as may be authorized by the Board, the net asset value and the public offering price of a share of beneficial interest of the Bond Index Fund (each, a "Share"), such determination to be made in accordance with the provisions of the Articles and By-Laws of the Fund and Prospectus and Statement of Additional Information relating to the Bond Index Fund as they may from time to time be amended, and any applicable resolutions of the Board at the time in force and applicable; and promptly to notify the Fund, or such other persons as the Fund may request of the results of such computation and determination. In computing the net asset value hereunder, FSC may rely in good faith upon information furnished to it by any Authorized Person in respect of
(i) the manner of accrual of the liabilities of the Bond Index Fund and in respect of liabilities of the Bond Index Fund not appearing on its books of account kept by FSC, (ii) reserves, if any, authorized by the Board or that no such reserves have been authorized, (iii) the source of the price quotations of Portfolio Securities to be used in computing the net asset value, (iv) the value to be assigned to any security for which no price quotations are available, and
(v) the method of computation of the public offering price on the basis of the net asset value of the Shares, and FSC shall not be responsible for any loss occasioned by such reliance or for any good faith reliance on any quotations received from a source pursuant to (iii) above;

          4.2 Calculation of Income, Gain and Yield. FSC shall compute Bond Index Fund's net income and net capital gain (loss), and yield in accordance with the Trust's Prospectus and resolutions of its Board of Trustees, and applicable rules and policies of the Securities and Exchange Commission;

          4.3 Financial Accounts and Records. FSC shall furnish the Fund daily with a statement of condition of the Bond Index Fund and keep and maintain all financial accounts and records of the Bond Index Fund (other than those required to be maintained by the Fund's Custodian and Transfer Agent); FSC shall maintain records with respect to the services provided by FSC hereunder in compliance with the applicable rules and regulations of the 1940 Act;

       4.4 Preparation of Reports and Filings With respect to the Bond Index Fund, FSC shall compile data for and prepare for execution and filing with the SEC required reports and notices to shareholders of record and the SEC including, without limitation, Semi-Annual and Annual Reports to Shareholders, Semi-Annual Reports on Form N-SAR and timely Rule 24f-2 Notices (or such portion of such reports and filings that pertain specifically to the Bond Index Fund);

       4.5 Preparation of Tax Reports and Filings, and other Federal and State Filings. With respect to the Bond Index Fund, FSC shall compile data for, and prepare for execution and filing all reports or other documents required by Federal, state and other applicable laws and regulations, including those required by applicable Federal and state tax laws (other than those required to be filed by the Trust's Custodian or Transfer Agent);

       4.6 Data and Supplies. FSC shall furnish statistical and research data, clerical services, and stationery and office supplies in connection with the performance of its duties with respect to the Bond Index Fund hereunder;

       4.7 Compliance Procedures. FSC shall assist in developing and monitoring compliance procedures for the Bond Index Fund including, without limitation, procedures to monitor compliance with applicable law and regulations, such Fund's investment objectives, policies and restrictions, its continued qualification as a regulated investment company under the Internal Revenue Code of 1986, as amended, and other tax matters; and

          4.8 Registration Statements. FSC shall assist to the extent requested by the Fund and its outside counsel with the preparation of the Fund's Registration Statement on Form N-1A or any supplements or amendments thereto, as the same pertain to the Bond Index Fund.

      5. Compensation of FSC. For the services to be rendered and the facilities to be provided by FSC hereunder, the Fund shall pay to FSC a fund accounting and servicing fee from the assets of the Bond Index Fund, computed and paid monthly, and FSC's out-of-pocket expenses incurred in connection with the performance of its duties hereunder, including legal fees incurred by FSC pursuant to Section
6.1 hereto, all in accordance with the schedule attached hereto, as the same may be changed by mutual agreement of the parties from time to time.

      6.  Concerning FSC.

          6.1 Performance of Duties and Standard of Care. FSC shall not be liable for any error of judgment or mistake of law or for any act or omission in the performance of its duties hereunder, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties hereunder.

      FSC will be entitled to receive and act upon the advice of independent counsel of its own selection, which may be counsel for the Fund, and will be without liability for any action taken or thing done or omitted to be done in accordance with this Agreement in good faith in conformity with such advice. In the performance of its duties hereunder, FSC will be protected and not be liable, and will be indemnified and held harmless by the Fund for any action taken or omitted to be taken by it in good faith reliance upon the terms of this Agreement, any Officers' Certificate, Proper Instructions, resolution of the Board, telegram, notice, request, certificate or other instrument reasonably believed by FSC to be genuine and for any other loss to the Fund except in the case of FSC's gross negligence, willful misfeasance or bad faith in the performance of its duties or reckless disregard of its obligations and duties hereunder.

      FSC will be under no duty or obligation to inquire into and will not be liable for:

          (a) the validity of the issue of any Portfolio Securities purchased by or for the Fund, the legality of the purchases thereof or the propriety of the price incurred therefor;

          (b) the legality of any sale of any Portfolio Securities by or for the Fund or the propriety of the amount for which the same are sold;

          (c) the legality of an issue or sale of any Shares of the Fund or the sufficiency of the amount to be received therefor;

          (d) the legality of the repurchase of any Shares of the Fund or the propriety of the amount to be paid therefor;

           (e) the legality of any redemption by a shareholder of Shares of a Fund, or the declaration of any dividend by the Fund or the legality of the distribution of any Portfolio Securities as payment in kind of such redemption or dividend; and

      Moreover, FSC will not be under any duty or obligation to ascertain whether any Portfolio Securities at any time held by the Fund are such as may properly be held by the Fund under the provisions of its Declaration of Trust, By-Laws, the Fund's then current prospectus and statement of additional information, any federal or state statutes or any rule or regulation of any governmental agency.

      Notwithstanding anything in this Agreement to the contrary, in no event shall FSC be liable hereunder or to any third party:

           (a) for any losses or damages of any kind resulting from acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation, or computers (hardware or software) and computer facilities, the unavailability of energy sources and other similar happenings or events except as results from FSC's own gross negligence; or

           (b) for special, punitive or consequential damages arising from the provision of services hereunder, even if FSC has been advised of the possibility of such damages.

          6.2 Subcontractors. FSC may subcontract for the performance of FSC's obligations hereunder with any one or more persons, including, without limitation, Investors Bank & Trust Company, a Massachusetts chartered trust company, provided, however, that unless the Fund otherwise expressly agrees in writing, FSC shall be as fully responsible to the Fund for the acts and omissions of any subcontractor as it would be for its own acts or omissions.

          6.3 Activities of FSC. The services of FSC to the Fund are not to be deemed to be exclusive, FSC being free to render administrative, fund accounting and/or other services to other parties. It is understood that members of the Board, officers, and shareholders of the fund are or may become similarly interested in the Fund and that FSC and/or any of it affiliates may be or become interested in the Fund as a shareholder of the fund or otherwise.

          6.4 Insurance. FSC need not maintain any special insurance for the benefit of the Fund.

      7. Termination. This Agreement may be terminated at any time without penalty upon sixty days written notice delivered by either party to the other by means of registered mail, and upon the expiration of such sixty days this Agreement will terminate. At any time after the termination of this Agreement, the Fund will, at its request, have access to the records of FSC relating to the performance of its duties hereunder.

      8. Confidentiality. Both parties hereto agree than any non-public information obtained hereunder concerning the other party is confidential and may not be disclosed to any other person without the consent of the other party, except as may be required by applicable law or at the request of a governmental agency. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, without bond or other security, to an injunction or injunctions to prevent breaches of this provision.

      9. Notices. Any notice or other instrument in writing authorized or required by this Agreement to be given to either party hereto will be sufficiently given if addressed to such party and mailed or delivered to it at its office at the address set forth below or telecopied; namely:

(a)  In the case of notices sent to the Fund to:

      Excelsior Institutional Trust
      73 Tremont Street
      Boston, MA  02108

(b)  In the case of notices sent to FSC to:

      Federated Services Company
      Federated Investors Tower
      1001 Liberty Avenue
      Pittsburgh, PA  15222-3779

      with copy to:

      Investors Bank & Trust Company
      89 South Street
      Boston, Massachusetts 02111
      Attention:

or at such other place as such party may from time to time designate in writing.

     10. Amendments. This Agreement may not be altered or amended, except by an instrument in writing, executed by both parties, and in the case of the Fund, such alteration or amendment will be authorized and approved by its Board.

      11. Limitation of Liability. Notice is hereby given that this Agreement has been executed on behalf of the Fund by an officer of the Fund as an officer and not individually and the obligations of the Fund arising out of this Agreement are not binding upon any of the trustees, officers or shareholders of the Fund individually but are binding only upon the assets and property of the Fund.

     12. Governing Law. This Agreement and all performance hereunder will be governed by the laws of the Commonwealth of Massachusetts.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.



      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first written above.


                                                 Excelsior Institutional Trust



                                                 By:____________________________
                                                    Name:
                                                    Title:
ATTEST:

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                                                 Federated Services Company



                                                 By:____________________________
                                                    Name:
                                                    Title:
ATTEST:

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DATE:______________________